UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816/860-7000

umb.com

//FOR IMMEDIATE RELEASE//

Contact: Pam Blase, 816.860.5606

Investor Relations Contact: Phillip Mason, 816.860.4944

UMB Financial Corporation Reports Record Quarterly Earnings with Second Quarter 2007 Earnings Growth of 35%

Selected quarterly financial highlights

    Record quarterly net income of $20.1 million
    Record quarterly revenue of $129.2 million
    Record quarterly noninterest income of $72.3 million
    Average loans increased 11.6 percent
    Credit quality remained strong with net charge-offs representing less than 0.05 percent of average loans

Kansas City, Mo. (July 24, 2007) - UMB Financial Corporation (NASDAQ: UMBF), a Kansas City-based multi-bank holding company, announced record earnings of $20.1 million or $0.48 per share ($0.48 diluted) for the three-month period ended June 30, 2007. This is an increase of $5.2 million, or 35.0 percent, compared to the second quarter 2006 earnings of $14.9 million or $0.35 per share ($0.35 diluted). Revenue was higher due to a 6.3 percent increase in net interest income and a 10.1 percent increase in noninterest income. These revenue increases were partially offset by a 3.1 percent increase in noninterest expense.

"Our second quarter results are continued evidence that our team's disciplined approach to our strategies is driving profitable growth," commented Mariner Kemper, Chairman and CEO of UMB Financial Corporation. "This strong quarterly performance was driven by solid noninterest income and loan growth, while we effectively managed expenses and remained focused on asset quality. Return on average equity is the highest level since the first quarter of 2002, and at 1.02 return on average assets improved significantly."

Net Interest Income

Net interest income for the second quarter of 2007 increased $3.3 million, or 6.3 percent, compared to the same period in 2006 due primarily to higher average earning assets while maintaining net interest margin. Average earning assets increased by $414.5 million, or 6.3 percent, as compared to the second quarter of 2006. Most of this increase was due to a $406.2 million, or 11.6 percent, increase in average loans.

Net interest margin remained flat at 3.43 percent for the three months ended June 30, 2007 as compared to the same quarter in 2006. Although net interest spread decreased by 3 basis points from the three months ended June 30, 2006, it was offset by the contribution from noninterest bearing deposits. Noninterest bearing deposits comprised 32.6 percent of total deposits as of June 30, 2007.

Noninterest Income and Expense

"Fee-based businesses continue to be an important driver for the company," said Peter deSilva, President and Chief Operating Officer. "Our noninterest income grew substantially year over year, with trust income and deposit service charges continuing to lead the improvement. In addition, Asset Management continues to be an important fee income driver, with growth in Corporate Trust, Private Banking and our Scout Funds."

Noninterest income increased $6.6 million, or 10.1 percent, for the three months ended June 30, 2007 compared to the same period in 2006. Trust and securities processing income increased $4.0 million, or 15.9 percent, for the three months ended June 30, 2007 compared to the same period in 2006. This increase was primarily due to a $1.0 billion, or 22.7 percent, increase in total assets under management in the UMB Scout Funds at June 30, 2007 as compared to June 30, 2006. Deposit service charges were $1.7 million, or 8.9 percent, higher in the second quarter 2007 than the same period in 2006.

Noninterest expense increased $2.9 million, or 3.1 percent, for the three months ended June 30, 2007 compared to the same period in 2006. Salary expense increased by $2.1 million, or 4.4 percent, mostly due to higher base employee salaries and higher cost of benefits. Occupancy expense increased $0.8 million, or 12.3 percent, mainly from increased repair and maintenance costs on existing facilities. Equipment expense increased by $0.7 million, or 5.8 percent, mostly due to amortization and maintenance costs related to software and related equipment.

Balance Sheet

"Our operating leverage for the quarter - revenue growth of 8.4 percent and expense growth of only 3.1 percent - is evidence that our strategies are working," said Mike Hagedorn, Chief Financial Officer. "Looking at our balance sheet, we remain well-positioned in the current interest rate environment."

Average total assets for the three months ended June 30, 2007 were $7.9 billion compared to $7.4 billion for the same period in 2006, an increase of $512.5 million, or 6.9 percent. Average earning assets increased by $414.5 million, or 6.3 percent. In addition to the increase in earning assets, the mix of higher yielding loans to overall earning assets was favorable. Average loans comprised 56.2 percent of the company's earning asset base for 2007 as compared to 53.5 percent for 2006.

For the three months ended June 30, 2007, average loans were $3.9 billion compared to $3.5 billion for the same period in 2006, an increase of 11.6 percent. Actual loan balances on June 30, 2007 were $4.0 billion, compared to $3.6 billion on June 30, 2006. These balances are as follows:

Loans by Category (in thousands)	June 30, 2007	June 30, 2006	Change	Percent Change
Commercial, financial and agricultural	$1,777,252	$1,662,388	$114,864	6.9%
Real estate construction	85,173	52,362	32,811	62.7%
Consumer	909,488	977,150	(67,662)	(6.9)%
Real estate	1,180,204	892,036	288,168	32.3%
Leases	6,061	5,715	346	6.1%
Loans before loans held for sale	3,958,178	3,589,651	368,527	10.3%
Loans held for sale	14,290	20,061	(5,771)	(28.8)%
Total loans and loans held for sale	$3,972,468	$3,609,712	$362,756	10.0%

Nonperforming loans at June 30, 2007 totaled $7.9 million compared to $8.6 million a year earlier. As a percentage of total loans, nonperforming loans were 0.20 percent of loans as of June 30, 2007 and 0.24 percent at June 30, 2006. The company's allowance for loan losses totaled $45.2 million, or 1.14 percent of total loans as of June 30, 2007 compared to $42.1 million, or 1.17 percent of total loans as of June 30, 2006.

Average securities balances were $2.7 billion for the second quarter of 2007 compared to $2.6 billion for the same period in 2006, an increase of $96.5 million, or 3.7 percent. This increase was partially offset by a $92.7 million decrease in average federal funds and resell agreements.

Average total deposits increased $133.6 million, or 2.4 percent, to $5.6 billion for the three months ended June 30, 2007, compared to the same period in 2006. The increase in deposits came primarily from time deposits and money market accounts as a result of targeted marketing campaigns. Average time deposit accounts increased by $68.6 million, or 6.1 percent, for the three months ended June 30, 2007 as compared to 2006. Total deposits as of both June 30, 2007 and 2006 were $5.8 billion.

As of June 30, 2007, UMB had total shareholders' equity of $860.4 million, a 4.6 percent increase from the prior year. Return on average equity increased during the second quarter to 9.32 percent, compared to 7.15 percent for the second quarter of 2006.

Year-to-Date

Earnings for the six months ended June 30, 2007 were $37.4 million or $0.89 per share ($0.89 diluted). This is an increase of $9.3 million, or 33.1 percent, compared to the prior year earnings of $28.1 million or $0.66 per share ($0.65 diluted).

Net interest income for the year-to-date June 30, 2007 increased $8.1 million, or 7.6 percent, compared to the same period in 2006 due primarily to higher average earning assets and rates. Net interest margin increased to 3.37 percent for the year-to-date June 30, 2007 compared to 3.33 percent for the same period in 2006.

Noninterest income increased $13.5 million, or 10.7 percent, for the year-to-date June 30, 2007 compared to the same period in 2006. The increase was primarily attributable to higher trust and securities processing income, deposit service charges and trading and investment income. Trust and securities processing income increased $8.6 million, or 18.0 percent, for the year-to-date June 30, 2007 compared to the same period in 2006. Deposit service charges were $3.0 million, or 8.1 percent, higher for the six months ended June 30, 2007 than the same period in 2006 due mostly to greater individual overdraft and return item charges.

Noninterest expense increased $9.3 million, or 5.0 percent, for the six months ended June 30, 2007 compared to the same period in 2006. Salary expense increased by $6.1 million, or 6.4 percent, mostly due to higher base employee salaries and higher cost of benefits. Occupancy expense increased $1.4 million, or 10.5 percent, mainly from increased repair and maintenance costs of existing facilities. Equipment expense increased by $3.0 million, or 12.6 percent, for the year-to-date June 30, 2007 as compared to the same period in 2006 due mostly to higher amortization and maintenance costs related to software and related equipment.

The company declared its regular quarterly dividend of $0.14 per share to be paid on October 1, 2007 to shareholders of record as of the close of business on September 12, 2007.

The company plans to host a conference call to discuss its second quarter results on July 25, 2007, at 8:30 a.m. (CT). Interested parties may access the call by dialing U.S. (toll-free) 800-240-2430 or access the following Web link at least 10 minutes before the call begins: http://w.on24.com/r.htm?e=64943&s=1&k=E6A709AF6D16DDC2A3C9FE66D66A87CB or visit www.umb.com, investor relations, to access the link to the live call.

A replay of the conference call may be heard until August 8, 2007, by calling (U.S.) 800-405-2236 or (U.S.) 303-590-3000. The replay pass code required for playback is conference ID 11092699#. The call replay may also be accessed via the company's Web site, www.umb.com, by visiting the investor relations area.

Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements rely on a number of assumptions concerning future events and are subject to risks and uncertainties, which could cause actual results to differ materially from those contemplated by the forward-looking statements in this Current Report on Form 8-K, any exhibits to this Current Report and other public statements the company may make. While management of UMB believes their assumptions are reasonable, UMB cautions that changes in general economic conditions, changes in interest rates, changes in the securities markets, changes in operations, changes in competition, technology changes, legislative or regulatory changes, the ability of customers to repay loans, changes in loan demand, the ability to integrate acquisitions and increases in employee costs, and other risks and uncertainties detailed in UMB's filings with the Securities and Exchange Commission, may cause actual results to differ materially from those discussed in this release. UMB has no duty to update such statements, and undertakes no obligation to update or supplement forward-looking statements that become untrue because of new information, future events or otherwise.

About UMB:

UMB Financial Corporation (NASDAQ: UMBF) is a multi-bank holding company headquartered in Kansas City, Mo., offering complete banking, asset management, health spending solutions and related financial services to both individual and business customers nationwide. Its banking subsidiaries own and operate 134 banking centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska and Arizona. Subsidiaries of the holding company and the lead bank, UMB Bank, n.a., include an investment services group based in Milwaukee, Wisconsin, a trust management company in South Dakota, and single-purpose companies that deal with brokerage services and insurance.

CONSOLIDATED BALANCE SHEETS		UMB Financial Corporation
(all dollars in thousands) (unaudited)
	June 30,
Assets	2007	2006

Loans	$3,958,178	$3,589,651
Allowance for loan losses	(45,248)	(42,120)
Net loans	3,912,930	3,547,531
Loans held for sale	14,290	20,061
Investment Securities:
Available for sale	2,712,046	2,511,014
Held to maturity	39,445	52,046
Federal Reserve Bank stock and other	18,515	14,903
Trading securities	67,015	63,785
Total investment securities	2,837,021	2,641,748
Federal funds and resell agreements	365,466	560,422
Cash and due from banks	430,908	447,515
Bank premises and equipment, net	239,122	236,027
Accrued income	58,779	52,193
Goodwill on purchased affiliates	94,631	60,731
Other intangibles	17,935	6,487
Other assets	62,962	60,117
Total assets	$8,034,044	$7,632,832

Liabilities
Deposits:
Noninterest - bearing demand	$1,892,947	$2,135,163
Interest - bearing demand and savings	2,679,537	2,443,546
Time deposits under $100,000	775,111	778,260
Time deposits of $100,000 or more	450,900	394,867
Total deposits	5,798,495	5,751,836
Federal funds and repurchase agreements	1,255,414	934,109
Short-term debt	12,646	23,598
Long-term debt	35,788	37,342
Accrued expenses and taxes	46,726	39,151
Other liabilities	24,547	23,860
Total liabilities	7,173,616	6,809,896

Shareholders' Equity
Common stock	55,057	55,057
Capital surplus	700,616	698,485
Retained earnings	406,048	359,868
Accumulated other comprehensive income (loss)	(22,858)	(37,590)
Treasury stock	(278,435)	(252,884)
Total shareholders' equity	860,428	822,936
Total liabilities and shareholders' equity	$8,034,044	$7,632,832

Consolidated Statements of Income				UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
Interest Income	2007	2006	2007	2006
Loans	$68,313	$57,541	$134,414	$110,774
Securities:
Taxable Interest	23,206	19,180	47,948	40,932
Tax-exempt interest	6,126	5,841	12,153	11,525
Total securities income	29,332	25,021	60,101	52,457
Federal funds and resell agreements	4,126	5,039	11,332	10,127
Trading securities and other	666	734	1,263	1,449
Total interest income	102,437	88,335	207,110	174,807

Interest Expense
Deposits	28,961	22,830	57,779	43,592
Federal funds and repurchase agreements	15,985	11,409	34,340	24,243
Short-term debt	177	171	280	324
Long-term debt	459	416	892	894
Total interest expense	45,582	34,826	93,291	69,053
Net interest income	56,855	53,509	113,819	105,754
Provision for loan losses	2,000	3,075	3,500	6,234
Net interest income after provision for loan losses	54,855	50,434	110,319	99,520

Noninterest Income
Trust and securities processing	28,954	24,990	56,242	47,659
Trading and investment banking	5,555	4,567	10,394	8,680
Service charges on deposits	20,686	19,002	39,574	36,609
Insurance fees and commisions	955	1,101	1,631	2,093
Brokerage fees	1,987	1,600	4,065	3,117
Bankcard fees	9,900	9,860	19,296	18,806
Other gains, net	(9)	574	(9)	596
Gains (loss) on sales of securities available for sale	(7)	75	2	84
Other	4,305	3,940	7,819	7,885
Total noninterest income	72,326	65,709	139,014	125,529

Noninterest Expense
Salaries and employee benefits	49,908	47,796	101,099	95,034
Occupancy, net	7,640	6,802	14,754	13,356
Equipment	13,068	12,348	26,425	23,463
Supplies, postage and telephone	5,794	5,698	11,513	11,473
Marketing and business development	4,157	4,022	7,694	7,644
Processing fees	7,131	7,245	13,777	13,555
Legal and consulting	1,941	2,007	3,466	3,656
Bankcard	2,844	3,519	5,435	6,810
Amortization of other intangibles	734	286	1,469	504
Other	5,121	5,668	10,115	10,928
Total noninterest expense	98,338	95,391	195,747	186,423

Income before income taxes	28,843	20,752	53,586	38,626
Income tax provision	8,780	5,893	16,199	10,526
Net income	$20,063	$14,859	$37,387	$28,100
Per Share Data
Net income- Basic	$0.48	$0.35	$0.89	$0.66
Net income- Diluted	0.48	0.35	0.89	0.65
Dividends	0.14	0.13	0.28	0.26
Weighted average shares outstanding	41,857,515	42,677,639	41,944,564	42,748,188

UMB FINANCIAL CORPORATION
STATEMENTS OF CHANGES IN CONSOLIDATED SHAREHOLDERS' EQUITY
(unaudited, dollars in thousands)
Accum-
ulated
Other
Unearned	Compre-
Common	Capital	Compen-	Retained	hensive	Treasury
Stock	Surplus	sation	Earnings	Income	Stock	Total
Balance - January 1, 2006	$27,528	$728,108	$(1,904)	$342,675	$(21,550)	$(241,394)	$833,463
Adoption of SFAS 123( R)	-	(1,904)	1,904	-	-	-	-
Comprehensive income/(loss)
Net income	-	-	-	28,100	-	-	28,100
Change in unrealized losses on securities	-	-	-	-	(16,040)	-	(16,040)
Total comprehensive income	12,060
Cash dividends ($0.26 per share)	-	-	-	(10,907)	-	-	(10,907)
Stock split two for one	27,529	(27,529)	-
Purchase of treasury stock	-	-	-	-	-	(12,616)	(12,616)
Issuance of stock awards	-	(758)	908	150
Recognition of restricted stock compensation	-	428	-	-	-	-	428
Sale of treasury stock	-	117	-	-	-	85	202
Exercise of stock options	-	23	-	-	-	133	156
Balance - June 30, 2006	$55,057	$698,485	$-	$359,868	$(37,590)	$(252,884)	$822,936

Balance - January 1, 2007	$55,057	$699,794	$-	$380,464	$(17,259)	$(269,181)	$848,875
Comprehensive income
Net income	-	-	-	37,387	-	-	37,387
Change in unrealized losses on securities	-	-	-	-	(5,599)	-	(5,599)
Total comprehensive income	31,788
Cash dividends ($0.28 per share)	-	-	-	(11,803)	-	-	(11,803)
Purchase of treasury stock	-	-	-	-	-	(10,739)	(10,739)
Issuance of stock awards	(898)	-	1,035	137
Recognition of stock based compensation	-	1,419	-	1,419
Sale of treasury stock	-	149	-	-	-	94	243
Exercise of stock options	-	152	-	-	-	356	508
Balance - June 30, 2007	$55,057	$700,616	$-	$406,048	$(22,858)	$(278,435)	$860,428

Average Balances / Yields and Rates		UMB Financial Corporation
(tax - equivalent basis)
(all dollars in thousands)(unaudited)	Three Months Ended June 30,
	2007		2006
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,918,415	7.00%	$3,512,210	6.58%
Securities:
Taxable	1,975,785	4.71	1,915,411	4.02
Tax-exempt	708,503	5.05	672,360	5.04
Total securities	2,684,288	4.80	2,587,771	4.28
Federal funds and resell agreements	307,503	5.38	400,226	5.05
Other earning assets	67,305	4.14	62,772	4.85
Total earning assets	6,977,511	6.05	6,562,979	5.56
Allowance for loan losses	(44,965)		(41,401)
Other assets	995,491		893,992
Total assets	$7,928,037		$7,415,570

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,811,967	3.05%	$3,581,602	2.56%
Federal funds and repurchase agreements	1,309,594	4.90	1,007,869	4.54
Borrowed funds	51,166	4.99	52,685	4.47
Total interest-bearing liabilities	5,172,727	3.53	4,642,156	3.01
Noninterest-bearing demand deposits	1,799,376		1,896,092
Other liabilities	92,829		43,521
Shareholders' equity	863,105		833,801
Total liabilities and shareholders' equity	$7,928,037		$7,415,570
Net interest spread		2.52%		2.55%
Net interest margin		3.43		3.43

	Six Months Ended June 30,
	2007		2006
	Average	Average	Average	Average
Assets	Balance	Yield/Rate	Balance	Yield/Rate
Loans, net of unearned interest	$3,892,891	6.97%	$3,457,914	6.47%
Securities:
Taxable	2,055,414	4.70	2,112,942	3.91
Tax-exempt	705,629	5.06	669,443	5.05
Total securities	2,761,043	4.79	2,782,385	4.18
Federal funds and resell agreements	423,775	5.39	427,827	4.77
Other earning assets	64,251	4.10	62,680	4.81
Total earning assets	7,141,960	6.01	6,730,806	5.40
Allowance for loan losses	(44,972)		(40,844)
Other assets	941,773		878,423
Total assets	$8,038,761		$7,568,385

Liabilities and Shareholders' Equity
Interest-bearing deposits	$3,852,331	3.02%	$3,606,346	2.44%
Federal funds and repurchase agreements	1,402,826	4.94	1,139,005	4.29
Borrowed funds	48,723	4.85	53,011	4.63
Total interest-bearing liabilities	5,303,880	3.55	4,798,362	2.90
Noninterest-bearing demand deposits	1,789,445		1,885,801
Other liabilities	85,089		49,382
Shareholders' equity	860,347		834,840
Total liabilities and shareholders' equity	$8,038,761		$7,568,385
Net interest spread		2.46%		2.50%
Net interest margin		3.37		3.33

SECOND QUARTER 2007
FINANCIAL HIGHLIGHTS		UMB Financial Corporation
(all dollars in thousands, except per share data) (unaudited)

Three Months Ended June 30	2007	2006
Net interest income	$56,855	$53,509
Provision for loan losses	2,000	3,075
Noninterest income	72,326	65,709
Noninterest expense	98,338	95,391
Income before income taxes	28,843	20,752
Net income	20,063	14,859
Net income per share - Basic	0.48	0.35
Net income per share - Diluted	0.48	0.35
Return on average assets	1.02%	0.80%
Return on average equity	9.32%	7.15%

Six Months Ended June 30,
Net interest income	$113,819	$105,754
Provision for loan losses	3,500	6,234
Noninterest income	139,014	125,529
Noninterest expense	195,747	186,423
Income before income taxes	53,586	38,626
Net income	37,387	28,100
Net income per share - Basic	0.89	0.66
Net income per share - Diluted	0.89	0.65
Return on average assets	0.94%	0.75%
Return on average equity	8.76%	6.79%

At June 30
Assets	$8,034,044	$7,632,832
Loans, net of unearned interest	3,958,178	3,589,651
Securities	2,837,021	2,641,748
Deposits	5,798,495	5,751,836
Shareholders' equity	860,428	822,936
Book value per share	20.44	19.28
Market price per share	36.87	33.34
Equity to assets	10.71%	10.78%
Allowance for loan losses	$45,248	$42,120
As a % of loans	1.14%	1.17%
Nonaccrual and restructured loans	$7,926	$8,606
As a % of loans	0.20%	0.24%
Loans over 90 days past due	$1,789	$4,773
As a % of loans	0.05%	0.13%
Other real estate owned	$270	$40

Common shares outstanding	42,099,765	42,684,847

Average Balances
Six Months Ended June 30
Assets	$8,038,761	$7,568,385
Loans, net of unearned interest	3,892,891	3,457,914
Securities	2,761,043	2,782,385
Deposits	5,641,776	5,492,147
Shareholders' equity	860,347	834,840

Selected Financial Data of Affiliate Banks				UMB Financial Corporation
(all dollars in thousands)(unaudited)	June 30, 2007
		Loans
		Net of
	Total	Unearned	Total	Shareholder's
Missouri	Assets	Interest	Deposits	Equity
UMB Bank, n.a.	$6,629,192	$3,161,130	$4,846,609	$549,546
UMB Bank Warsaw, N.A.	98,910	41,071	67,219	6,726

Colorado
UMB Bank Colorado, n. a.	810,481	511,996	556,013	130,005

Kansas
UMB National Bank of America	540,985	222,944	399,700	58,568

Arizona
UMB Bank Arizona, n.a.	25,580	25,148	9,862	9,434

Banking - Related Subsidiaries
UMB Community Development Corporation
UMB Banc Leasing Corp.
UMB Scout Brokerage Services, Inc.
UMB Scout Insurance Services, Inc.
UMB Capital Corporation
United Missouri Insurance Company
UMB Trust Company of South Dakota
Scout Investment Advisors, Inc.
UMB Fund Services, Inc.
UMB Consulting Services, Inc.
Kansas City Realty Company
Kansas City Financial Corporation
UMB Redevelopment Corporation
UMB Realty Company, LLC
UMB National Sales Corporation
Grand Distribution Services, LLC
UMB Distribution Service, LLC
Warsaw Financial Corporation